UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2023

Date of Report (date of earliest event reported)

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39680	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square, P.O. Box 4887 Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions see General Instruction A.2 below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fulton Financial Corporation (“Fulton”) announced on June 12, 2023 the appointment of Karthik Sridharan, age 53, as Senior Executive Vice President and Chief Operations and Technology Officer effective June 12, 2023. As a senior information technology executive, Mr. Sridharan brings more than 20 years of experience with Fortune 500 companies. Since 2019, he has served as Chief Information Officer, Executive Vice President, at OceanFirst Bank in Red Bank, New Jersey. The press release, dated June 12, 2023, announcing the hiring of Mr. Sridharan, attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby incorporated herein by reference.

Fulton entered into an Executive Employment Agreement with Mr. Sridharan, effective June 12, 2023 (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $450,000.00 to be reviewed annually and eligibility to participate in Fulton’s annual cash and equity-based long-term incentive plans. In addition, in connection with his appointment, Mr. Sridharan will receive a cash bonus of not less than $150,000.00 payable in April 2024 for his performance in 2023 and a grant of restricted stock units (“RSUs”) equivalent to $200,000.00 as of the grant date, which will vest 18 months from the date of grant. Payment of the cash bonus and the vesting of the RSUs are conditioned upon Mr. Sridharan being continuously employed by Fulton through the date of payment or vesting.

Pursuant to the Employment Agreement, Mr. Sridharan is also entitled to participate in Fulton’s broad-based employee retirement plans, welfare benefit plans, life insurance programs and other benefit programs. The Employment Agreement provides that Mr. Sridharan will also receive such other general executive perquisites as approved from time to time by the human resources committee of Fulton, such as a Fulton-paid club memberships and an employer-provided automobile or automobile allowance.

The term of the Employment Agreement will continue until the earliest of: (a) the voluntary termination of, or retirement from, Mr. Sridharan’s employment other than for Good Reason (as defined in the Employment Agreement), (b) the termination of Mr. Sridharan’s employment for Good Reason, (c) the termination of Mr. Sridharan’s employment by Fulton for any reason other than Cause (as defined in the Employment Agreement), (d) the termination of Mr. Sridharan’s employment by Fulton for Cause, (e) the termination of Mr. Sridharan’s employment with Fulton due to Disability (as defined in the Employment Agreement), or (f) Mr. Sridharan’s death. The Employment Agreement will expire, if not terminated earlier under the Employment Agreement, on December 31 of the year in which Mr. Sridharan attains the age of sixty-five (65), and Mr. Sridharan will thereafter only be entitled to post-termination benefits that commenced prior to the expiration of the Employment Agreement.

In the event Mr. Sridharan’s employment is terminated during the term of the Employment Agreement by him for Good Reason or by Fulton for any reason other than Cause, death or Disability, then, subject to Mr. Sridharan’s execution and non-revocation of a general release of claims in favor of Fulton, Mr. Sridharan shall receive the following severance payments and benefits: (a) his annual base salary in effect immediately prior to the termination for a period of twelve (12) months, (b) any vested but unpaid bonus as of the date of termination, (c) a cash bonus for the fiscal year in which the termination date occurs equal to the payout at the target level established for such fiscal year, pro-rated to the date of termination, and (d) continued eligibility to participate in, or an amount equal to the cost of participating in, Fulton’s health and welfare employee benefit plans for twelve (12) months after termination. If Mr. Sridharan receives severance payments under the CIC Agreement (as defined below) at termination of employment, Mr. Sridharan will not be entitled to receive the foregoing severance payments and benefits under the Employment Agreement.

The Employment Agreement contains certain covenants by Mr. Sridharan, including a perpetual confidentiality covenant and non-competition and customer and employee non-solicitation covenants that restrict, respectively, Mr. Sridharan’s ability to compete with Fulton and solicit customers and employees of Fulton, in each case until the first anniversary of the termination of his employment with Fulton; provided that the non-competition covenant will not apply upon a termination of employment by Mr. Sridharan for Good Reason or by Fulton other than for Cause.

Fulton also entered into a Change in Control Agreement with Mr. Sridharan, effective June 12, 2023 (the “CIC Agreement”). Pursuant to the CIC Agreement, if, during the period beginning ninety (90) days before a Change in Control (as defined in the CIC Agreement) or twenty-four (24) months after such Change in Control, Mr. Sridharan’s employment is terminated by Fulton other than for Cause or he resigns for Good Reason (in each case as defined in the CIC Agreement), then (a) Fulton or its successor will pay Mr. Sridharan an amount equal to two times the sum of (i) his annual base salary in effect immediately before the Change in Control and (ii) the highest annual cash bonus or other cash incentive compensation awarded to him over the past three years, (b) Mr. Sridharan’s equity awards will be governed by the terms of the applicable plan and award agreements evidencing such awards, provided that if such plan or agreement is silent on the subject of a change in control, Mr. Sridharan will receive accelerated vesting of all time-based equity awards but his performance-based equity awards will vest in accordance with the terms of the award agreements evidencing the awards, (c) Mr. Sridharan will be eligible to receive an amount equal to the portion of Fulton’s contribution to his 401(k), profit sharing, deferred compensation or other similar individual account plan which is not vested as of the date of termination and up to $10,000 for executive outplacement services, (d) Fulton will provide, at its expense, to Mr. Sridharan for up to twenty-four (24) months following termination of employment life, medical, health, accident and disability insurance and a survivor’s income benefit in a form, substance and amount which is, in each case, substantially equivalent to that provided to Mr. Sridharan immediately before his termination of employment, and (e) Fulton or its successor will pay Mr. Sridharan an amount equal to two (2) additional years of Fulton retirement plan contributions under each tax qualified or nonqualified defined contribution type of retirement plan in which Mr. Sridharan was a participant immediately prior to his termination of employment and equal to the actuarial present value of two (2) additional years of benefit accruals under each tax qualified or nonqualified defined benefit type of retirement plan in which Mr. Sridharan was a participant immediately prior to his termination of employment.

The CIC Agreement contains certain covenants by Mr. Sridharan, including a perpetual confidentiality covenant and a customer and employee non-solicitation covenant that restricts Mr. Sridharan’s ability to solicit customers and employees of Fulton until the first anniversary of the termination of his employment with Fulton.

If any payment due under the CIC Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments shall be reduced to the extent necessary to avoid such excise tax imposition.

The foregoing descriptions of the Employment Agreement and CIC Agreement are not complete and are subject to, and qualified in their entirety by reference to, the form of Executive Employment Agreement between Fulton and certain executive officers of Fulton (incorporated by reference to Exhibit 10.1 of the Fulton Current Report on Form 8-K filed January 4, 2018) and form of Key Employee Change in Control Agreement, between Fulton and certain executive officers of Fulton (incorporated by reference to Exhibit 10.2 of the Fulton Current Report on Form 8-K filed January 4, 2018).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 12, 2023

104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2023

/s/ Natasha R. Luddington
Natasha R. Luddington
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary